SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 31, 2013

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31465	35-2164875
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 751-7507

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 31, 2013, Natural Resource Partners L.P. (“NRP”) announced changes to the Board of Directors of GP Natural Resource Partners LLC, the general partner of the general partner of NRP. As of such date, David M. Carmichael retired from the Board, J. Matthew Fifield resigned from the Board, and Russell D. Gordy, Donald R. Holcomb and Richard A. Navarre were appointed to the Board.

Mr. Carmichael’s retirement from the Board was not as a result of any disagreement with NRP or its management. NRP’s Corporate Governance Guidelines provide that no director may be nominated to a new term if he or she would be age 75 or older at the time of the election unless the Board approves an exception on a case by case basis. Mr. Carmichael turned 75 in October 2013 and made the decision to retire from the Board.

Mr. Fifield’s resignation from the Board was not as a result of any disagreement with NRP or its management. Mr. Fifield has recently relocated to Australia and has started his own business. The combination of distance and the priorities of his business ventures led Mr. Fifield to believe that his ability to dedicate the time required to best serve the interests of NRP and its unitholders may be adversely impacted. Mr. Fifield was one of two Adena Minerals, LLC designees to the Board pursuant to the Investor Rights Agreement. Upon Mr. Fifield’s resignation, Adena Minerals appointed Mr. Holcomb to serve as an Adena Minerals designee.

Messrs. Navarre and Gordy were appointed to the Board of Directors of GP Natural Resource Partners LLC by Robertson Coal Management LLC, its sole member. Robertson Coal Management LLC is wholly owned by Corbin J. Robertson, Jr. Subject to the Investor Rights Agreement with Adena Minerals, Robertson Coal Management is entitled to designate ten directors to the Board of Directors of GP Natural Resource Partners LLC.

The Board of Directors of GP Natural Resource Partners ratified the appointment of Messrs. Gordy, Holcomb and Navarre.

Russell D. Gordy, 63, brings extensive oil and gas industry, mineral interest and land ownership and financial experience to the board. Mr. Gordy is currently managing partner and majority owner in SG Interests, a producer of oil and coal bed methane gas, RGGS, which controls mineral acres currently producing oil and gas, coal, iron ore, limestone, and copper, and Rock Creek Ranch. He is also President of Gordy Oil Company, an oil and gas exploration company in the Gulf Coast of Texas and Louisiana, and Gordy Gas Corporation, an oil and gas exploration company in the San Juan Basin of Colorado and New Mexico. Prior to forming SG Interests in 1989, Mr. Gordy was a founding partner of Northwind Exploration Company an exploration company created in 1981 with former Houston Oil and Minerals employees. Mr. Gordy served on the board of directors of Houston Exploration Company from 1987 until 2001.

Donald R. Holcomb, 56, brings extensive financial and coal industry experience to the Board. Mr. Holcomb is currently the Chief Executive Officer of Dickinson Fuel Company, Inc., the managing general partner of Dickinson Properties Limited Partnership, a land company in West Virginia. He is also the owner and manager of Ikes Fork, LLC. From 2001 to March 31, 2013, Mr. Holcomb served as Chief Financial Officer for Foresight Reserves LP and its subsidiaries, which companies are affiliated with the Cline Group. Mr. Holcomb also serves as trustee of various trusts affiliated with the Cline family. Prior to joining Foresight, Mr. Holcomb held a variety of executive management positions, including at Banner Coal & Land Company, Inc., Patriot Automotive Group, Atlantic Mine Supply Company, Inc., and Wind River Consulting, LLC. Mr. Holcomb is a Certified Public Accountant.

Richard A. Navarre, 53, brings extensive financial, strategic planning, public company and coal industry experience to the Board. From 1993 until 2012, Mr. Navarre held several executive positions with Peabody Energy Corporation, including President—Americas from March 2012 to June 2012, President and Chief Commercial Officer from January 2008 to March 2012, Executive Vice President of Corporate Development and Chief Financial Officer from July 2006 to January 2008 and Chief Financial Officer from October 1999 to June 2008. Since his retirement from Peabody Energy in 2012, Mr. Navarre has provided advisory services to the coal industry and private equity firms. Mr. Navarre serves as Chairman of the Board of United Coal Company, LLC and as an Advisory Board member for Secure Energy, LLC. He is a member of the Hall of Fame of the College of Business, a member of the

Board of Advisors of the College of Business and Administration and an emeritus member of the School of Accountancy of Southern Illinois University Carbondale. He is a member of the Board of Directors of the Foreign Policy Association and is the former Chairman of the Bituminous Coal Operators’ Association and former advisor to the New York Mercantile Exchange. Mr. Navarre also has been involved in numerous charitable organizations throughout his career, including vice-chairman of the St. Louis Chapter of the American Cancer Society’s CEOs Against Cancer, co-chairman of the American Red Cross St. Louis Lifesaver Awards, and Treasurer and Board Member of the Missouri Historical Society, and as a former Director of the United Way of Greater St. Louis and former member of the Regional Chamber and Growth Association of St. Louis.

Mr. Carmichael also retired from the Audit, Compensation, Nominating & Governance and Conflicts Committees of the Board. Effective October 31, 2013, (i) the Audit Committee is comprised of Robert B. Karn III, as Chairman, Robert T. Blakely and Stephen P. Smith, (ii) the Compensation, Nominating & Governance Committee is comprised of Mr. Blakely, as Chairman, and Mr. Karn and Leo A. Vecellio, Jr. and (iii) the Conflicts Committee is comprised of Mr. Smith, as Chairman, and Messrs. Blakely and Karn.

Relationships

As described above, Mr. Holcomb served as Chief Financial Officer for Foresight Reserves LP and its subsidiaries, which companies are affiliated with the Cline Group (the “Cline Affiliates”). As disclosed in NRP’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013 (collectively, the “Exchange Act Reports”), NRP has engaged in transactions with certain Cline Affiliates. Mr. Holcomb owned a less than 1% equity interest in certain Cline Affiliates until March 2013 when he fully divested from all Cline Affiliates. As a result of his position as an executive officer and an equity holder of certain Cline Affiliates, Mr. Holcomb may be deemed to have had an indirect material interest in the transactions with Cline Affiliates described in NRP’s Exchange Act Reports. For a description of the services provided to and the payments received from the Cline Affiliates, please see our Exchange Act Reports.

In January 2013, NRP sold 3,784,572 common units representing limited partnership interest in NRP in a private placement, including 756,914 common units to Cutlass Collieries LLC. Mr. Holcomb indirectly owned 1% of Cutlass Collieries LLC at the time of the private placement. Subsequent to the private placement, Cutlass Collieries distributed all of its units to its members, including a company owned by Mr. Holcomb.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the appointment of the three new directors to the Board, the GP Natural Resource Partners LLC limited liability company agreement was amended and restated to increase the size of the Board from nine directors to ten directors. A copy of the Fifth Amended and Restated Limited Liability Company Agreement of GP Natural Resource Partners LLC, dated as of October 31, 2013, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

    (c) Exhibits

3.1	Fifth Amended and Restated Limited Liability Company Agreement of GP Natural Resource Partners LLC, dated as of October 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P.

By:	NRP (GP) LP, its general partner

By:	GP Natural Resource Partners LLC, its general partner

By:	/s/ Wyatt L. Hogan
	Name:	Wyatt L. Hogan
	Title:	Vice President and General Counsel

October 31, 2013

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